Exhibit 99.1

Enova Reports Third Quarter 2021 Results

- Total revenue increased 21% sequentially and 57% from the third quarter of 2020 to $320 million

- Strong third quarter profitability with diluted earnings per share from continuing operations of $1.36 and adjusted earnings per share of $1.50

- Total company originations increased 26% sequentially to a record $856 million

- Continued strong credit performance with consolidated portfolio net charge-offs as a percentage of average combined loan and finance receivables of 4.2%, down from 4.7% in the third quarter of 2020

- At September 30, cash and marketable securities totaled $306 million and available capacity on committed facilities totaled $694 million

CHICAGO, Oct. 28, 2021 /PRNewswire/ -- Enova International (NYSE: ENVA), a leading financial technology company powered by machine learning and artificial intelligence, today announced financial results for the third quarter ending September 30, 2021.

"We are pleased to again report a strong quarter of growth across all of our businesses," said David Fisher, Enova's CEO. "We continued to see rising demand, driven by increased spending as the economy recovers. Our accelerated marketing activities were highly successful in capturing the growing demand, particularly from new customers, which as a percentage of originations were the highest since the company's first year of operation. We expect this momentum to continue into the fourth quarter and believe that our demonstrated ability to capture market share combined with strong credit metrics provides good tailwinds as we enter 2022."

Third Quarter 2021 Summary

  Total revenue of $320 million in the third quarter of 2021 increased 57% from $205 million in the third quarter of 2020.
  Net revenue margin of 77% in the third quarter of 2021 compared to 89% in the third quarter of 2020.
  Net income from continuing operations of $52 million, or $1.36 per diluted share, in the third quarter of 2021, compared to $94 million, or $3.09 per diluted share, in the third quarter of 2020.
  Third quarter 2021 adjusted EBITDA of $100 million, a non-GAAP measure, compared to $136 million in the third quarter of 2020.
  Adjusted earnings of $57 million, or $1.50 per diluted share, both non-GAAP measures, in the third quarter of 2021, compared to adjusted earnings of $90 million, or $2.97 per diluted share, in the third quarter of 2019.

"We are encouraged by the growth in originations this quarter and our ability to deliver solid top and bottom-line results," said Steve Cunningham, CFO of Enova. "Credit performance across the portfolio remains very good, which contributed to our strong financial results this quarter. Looking forward, given the improving macroeconomic environment we expect credit to remain a tailwind and this is reflected in the fair value of our portfolio as we exited the quarter."

Outlook

Enova is monitoring and adapting quickly to changes in the current environment as the economy recovers from the impacts of the COVID-19 pandemic. Given the ongoing uncertainties in the operating environment the Company is not providing guidance for the fourth quarter of 2021.

For information regarding the non-GAAP financial measures discussed in this release, please see "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures" below.

CFPB Civil Investigative Demand

The Company has received a Civil Investigative Demand ("CID") from the Consumer Financial Protection Bureau ("CFPB") concerning certain loan processing issues. Enova has been cooperating fully with the CFPB by providing data and information in response to the CID. Enova anticipates being able to expeditiously complete the investigation as several of the issues were self-disclosed and the Company has provided, and will continue to provide, restitution to customers who may have been negatively impacted.

"Enova has led the industry in providing innovative products that help consumers and small businesses and we are committed to putting customers first and complying with regulatory requirements," said Sean Rahilly, General Counsel & Chief Compliance Officer at Enova International. "We have devoted significant efforts to continually improving our technology and processes, as well as ongoing enhancements to our systems and controls to prevent negative customer experiences. Working with our regulatory authorities like the CFPB is a critical part of the process of providing financial services and we look forward to completing the investigation."

Conference Call

Enova will host a conference call to discuss its third quarter results at 4 p.m. Central Time / 5 p.m. Eastern Time today, October 28th. The live webcast of the call can be accessed at the Enova Investor Relations website at http://ir.enova.com, along with the company's earnings press release and supplemental financial information. The U.S. dial-in for the call is 1-855-560-2575 (1-412-542-4161 for non-U.S. callers). Please ask to join the Enova International call. A replay of the conference call will be available until November 4, 2021, at 10:59 p.m. Central Time / 11:59 p.m. Eastern Time, while an archived version of the webcast will be available on the Enova International Investor Relations website for 90 days. The U.S. dial-in for the conference call replay is 1-877-344-7529 (1-412-317-0088). The replay access code is 10160556.

About Enova

Enova International (NYSE: ENVA) is a leading financial technology company providing online financial services through its artificial intelligence and machine learning powered lending platform. Enova serves the needs of non-prime consumers and small businesses, who are frequently underserved by traditional banks. Enova has provided more than 7 million customers with over $40 billion in loans and financing with market leading products that provide a path for them to improve their financial health. You can learn more about the company and its brands at www.enova.com.

Cautionary Statement Concerning Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the business, financial condition and prospects of Enova. These forward-looking statements give current expectations or forecasts of future events and reflect the views and assumptions of Enova's senior management with respect to the business, financial condition and prospects of Enova as of the date of this release and are not guarantees of future performance. The actual results of Enova could differ materially from those indicated by such forward-looking statements because of various risks and uncertainties applicable to Enova's business, including, without limitation, those risks and uncertainties indicated in Enova's filings with the Securities and Exchange Commission ("SEC"), including our annual report on Form 10-K, quarterly reports on Forms 10-Q and current reports on Forms 8-K. These risks and uncertainties are beyond the ability of Enova to control, and, in many cases, Enova cannot predict all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, the words "believes," "estimates," "plans," "expects," "anticipates" and similar expressions or variations as they relate to Enova or its management are intended to identify forward-looking statements. Enova cautions you not to put undue reliance on these statements. Enova disclaims any intention or obligation to update or revise any forward-looking statements after the date of this release.

Non-GAAP Financial Measures
In addition to the financial information prepared in conformity with generally accepted accounting principles, or GAAP, Enova provides historical non-GAAP financial information. Management believes that presentation of non-GAAP financial information is meaningful and useful in understanding the activities and business metrics of Enova's operations. Management believes that these non-GAAP financial measures reflect an additional way of viewing aspects of Enova's business that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Management provides non-GAAP financial information for informational purposes and to enhance understanding of Enova's GAAP consolidated financial statements. Readers should consider the information in addition to, but not instead of or superior to, Enova's financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Combined Loans and Finance Receivables
The combined loans and finance receivables measures are non-GAAP measures that include loans and finance receivables that Enova owns or has purchased and loans that Enova guarantees. Management believes these non-GAAP measures provide investors with important information needed to evaluate the magnitude of potential receivable losses and the opportunity for revenue performance of the loans and finance receivable portfolio on an aggregate basis. Management also believes that the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on Enova's consolidated balance sheet since revenue is impacted by the aggregate amount of receivables owned by Enova and those guaranteed by Enova as reflected in its consolidated financial statements.

Adjusted Earnings Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided adjusted earnings and adjusted earnings per share, or, collectively, the Adjusted Earnings Measures, which are non-GAAP measures. Management believes that the presentation of these measures provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments and amortization methods, which provides a more complete understanding of Enova's financial performance, competitive position and prospects for the future. Management also believes that investors regularly rely on non-GAAP financial measures, such as the Adjusted Earnings Measures, to assess operating performance and that such measures may highlight trends in Enova's business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. In addition, management believes that the adjustments shown below are useful to investors in order to allow them to compare Enova's financial results during the periods shown without the effect of each of these expense items.

Adjusted EBITDA Measures
In addition to reporting financial results in accordance with GAAP, Enova has provided Adjusted EBITDA and Adjusted EBITDA margin, or, collectively, the Adjusted EBITDA measures, which are non-GAAP measures. Adjusted EBITDA is a non-GAAP measure that Enova defines as earnings excluding depreciation, amortization, interest, foreign currency transaction gains or losses, taxes and stock-based compensation. In addition, management believes that the adjustments for transaction-related costs, lease termination and cease-use loss (gain), other nonoperating expenses and equity method investment income shown below are useful to investors in order to allow them to compare our financial results during the periods shown without the effect of the expense items. Adjusted EBITDA margin is a non-GAAP measure that Enova defines as Adjusted EBITDA as a percentage of total revenue. Management believes Adjusted EBITDA Measures are used by investors to analyze operating performance and evaluate Enova's ability to incur and service debt and Enova's capacity for making capital expenditures. Adjusted EBITDA Measures are also useful to investors to help assess Enova's estimated enterprise value.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (dollars in thousands, except per share data) (Unaudited)

	September 30,		December 31,
	2021	2020	2020
Assets
Cash and cash equivalents	$229,088	$490,033	$297,273
Restricted cash	59,053	45,017	71,927
Loans and finance receivables at fair value	1,635,282	693,370	1,241,506
Income taxes receivable	4,799	—	—
Other receivables and prepaid expenses	52,975	25,117	40,301
Property and equipment, net	81,149	63,403	79,417
Operating lease right-of-use assets	36,105	20,370	40,123
Goodwill	279,275	267,868	267,974
Intangible assets, net	37,458	1,623	26,008
Other assets	52,315	27,363	43,546
Total assets	$2,467,499	$1,634,164	$2,108,075
Liabilities and Stockholders' Equity
Accounts payable and accrued expenses	$124,584	$76,526	$124,071
Operating lease liabilities	61,985	35,258	67,956
Income taxes currently payable	—	15,339	2,624
Deferred tax liabilities, net	71,297	69,874	48,129
Long-term debt	1,075,380	863,472	946,461
Total liabilities	1,333,246	1,060,469	1,189,241
Commitments and contingencies
Stockholders' equity:
Common stock, $0.00001 par value, 250,000,000 shares authorized, 43,224,666, 36,190,857 and 41,936,784 shares issued and 36,427,705, 30,111,727 and 35,762,926 outstanding as of September 30, 2021 and 2020 and December 31, 2020, respectively	—	—	—
Preferred stock, $0.00001 par value, 25,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid in capital	217,051	74,868	187,981
Retained earnings	1,057,111	618,775	849,466
Accumulated other comprehensive loss	(8,185)	(8,547)	(6,898)
Treasury stock, at cost (6,796,961, 6,079,130 and 6,173,858 shares as of September 30, 2021 and 2020 and December 31, 2020, respectively)	(133,041)	(111,401)	(113,201)
Total Enova International, Inc. stockholders' equity	1,132,936	573,695	917,348
Noncontrolling interest	1,317	—	1,486
Total stockholders' equity	1,134,253	573,695	918,834
Total liabilities and stockholders' equity	$2,467,499	$1,634,164	$2,108,075

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share data) (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Revenue	$320,160	$204,545	$844,324	$819,858
Change in Fair Value	(73,778)	(22,777)	(100,443)	(379,168)
Net Revenue	246,382	181,768	743,881	440,690
Expenses
Marketing	79,726	4,629	163,548	42,175
Operations and technology	37,966	17,702	108,628	65,472
General and administrative	33,557	33,656	116,321	83,943
Depreciation and amortization	8,914	3,770	23,001	11,444
Total Expenses	160,163	59,757	411,498	203,034
Income from Operations	86,219	122,011	332,383	237,656
Interest expense, net	(18,163)	(18,634)	(57,493)	(59,387)
Foreign currency transaction loss	(109)	(30)	(383)	(7)
Equity method investment income	529	—	2,558	—
Other nonoperating expenses	—	—	(1,128)	—
Income before Income Taxes	68,476	103,347	275,937	178,262
Provision for income taxes	16,667	9,671	67,607	30,812
Net income from continuing operations before noncontrolling interest	51,809	93,676	208,330	147,450
Less: Net income attributable to noncontrolling interest	261	—	685	—
Net income from continuing operations	51,548	93,676	207,645	147,450
Net loss from discontinued operations	—	(9)	—	(297)
Net income attributable to Enova International, Inc.	$51,548	$93,667	$207,645	$147,153
Earnings (Loss) Per Share attributable to Enova International, Inc.:
Earnings (loss) per common share – basic:
Continuing operations	$1.40	$3.11	$5.68	$4.78
Discontinued operations	—	—	—	(0.01)
Earnings (loss) per common share – basic	$1.40	$3.11	$5.68	$4.77
Earnings (loss) per common share – diluted:
Continuing operations	$1.36	$3.09	$5.48	$4.73
Discontinued operations	—	—	—	(0.01)
Earnings (loss) per common share – diluted	$1.36	$3.09	$5.48	$4.72
Weighted average common shares outstanding:
Basic	36,744	30,108	36,554	30,880
Diluted	37,984	30,363	37,874	31,180

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (dollars in thousands) (Unaudited)

	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities
Cash flows from operating activities - continuing operations	$325,157	$623,530
Cash flows from operating activities - discontinued operations	—	(297)
Total cash flows provided by operating activities	325,157	623,233
Cash flows from investing activities
Loans and finance receivables	(470,416)	40,505
Acquisitions	(29,153)	(3,597)
Purchases of property and equipment	(22,031)	(19,835)
Other investing activities	25	57
Total cash flows (used in) provided by investing activities	(521,575)	17,130
Cash flows provided by (used in) financing activities	115,433	(186,103)
Effect of exchange rates on cash, cash equivalents and restricted cash	(74)	(174)
Net (decrease) increase in cash, cash equivalents and restricted cash	(81,059)	454,086
Cash, cash equivalents and restricted cash at beginning of year	369,200	80,964
Cash, cash equivalents and restricted cash at end of period	$288,141	$535,050

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES LOANS AND FINANCE RECEIVABLES FINANCIAL AND OPERATING DATA (dollars in thousands)

The following table shows loans and finance receivables and related loan loss activity, which is based on loan and finance receivable balances, for continuing operations for the three months ended September 30, 2021 and 2020.

Three Months Ended September 30,	2021	2020	Change
Ending combined loan and finance receivable principal balance:
Company owned	$1,586,449	$651,289	$935,160
Guaranteed by the Company(a)	11,354	6,905	4,449
Total combined loan and finance receivable principal balance(b)	$1,597,803	$658,194	$939,609
Ending combined loan and finance receivable fair value balance:
Company owned	$1,635,282	$693,370	$941,912
Guaranteed by the Company(a)	16,921	7,411	9,510
Ending combined loan and finance receivable fair value balance(b)	$1,652,203	$700,781	$951,422
Fair value as a % of principal(c)	103.4%	106.5%	(3.1)%
Ending combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned	$1,650,771	$698,964	$951,807
Guaranteed by the Company(a)	13,239	8,100	5,139
Ending combined loan and finance receivable balance(b)	$1,664,010	$707,064	$956,946
Average combined loan and finance receivable balance, including principal and accrued fees/interest outstanding:
Company owned(d)	$1,540,424	$747,956	$792,468
Guaranteed by the Company(a)(d)	11,366	6,855	4,511
Average combined loan and finance receivable balance(a)(d)	$1,551,790	$754,811	$796,979

Revenue	$316,042	$203,397	$112,645
Change in fair value	(72,546)	(22,777)	(49,769)
Net revenue	243,496	180,620	62,876
Net revenue margin	77.0%	88.8%	(11.8)%
Change in fair value as a % of average loan and finance receivable balance(d)	4.7%	3.0%	1.7%

Delinquencies:
>30 days delinquent	$90,782	$25,841	$64,941
>30 days delinquent as a % of loan and finance receivable balance(c)	5.5%	3.7%	1.8%

Charge-offs:
Charge-offs (net of recoveries)	$64,896	$35,166	$29,730
Charge-offs (net of recoveries) as a % of average loan and finance receivable balance(d)	4.2%	4.7%	(0.5)%
______________________________
(a) Represents loans originated by third-party lenders through the CSO programs, which are not included in our consolidated balance sheets.
(b) Non-GAAP measure.
(c) Determined using period-end balances.
(d) The average combined loan and finance receivable balance is the average of the month-end balances during the period.

ENOVA INTERNATIONAL, INC. AND SUBSIDIARIES RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (dollars in thousands, except per share data)

Adjusted Earnings Measures

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income from continuing operations	$51,548	$93,676	$207,645	$147,450
Adjustments:
Transaction-related costs(a)	—	6,593	1,424	6,593
Lease termination and cease-use loss (gain)(b)	(113)	—	(113)	—
Other nonoperating expenses(c)	—	—	1,128	—
Intangible asset amortization	2,013	27	4,848	562
Stock-based compensation expense	5,018	3,768	16,072	10,888
Foreign currency transaction loss	102	30	373	7
Cumulative tax effect of adjustments	(1,581)	(2,454)	(5,843)	(4,251)

Adjusted earnings	$56,987	$90,036	$225,534	$149,645

Diluted earnings per share	$1.36	$3.09	$5.48	$4.73

Adjusted earnings per share	$1.50	$2.97	$5.95	$4.80

Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net income from continuing operations	$51,548	$93,676	$207,645	$147,450
Depreciation and amortization expenses	8,912	3,770	22,990	11,444
Interest expense, net	17,966	18,634	57,013	59,387
Foreign currency transaction loss	102	30	373	7
Provision for income taxes	16,667	9,671	67,607	30,812
Stock-based compensation expense	5,018	3,768	16,072	10,888
Adjustments:
Transaction-related costs(a)	—	6,593	1,424	6,593
Lease termination and cease-use loss (gain)(b)	(113)	—	(113)	—
Other nonoperating expenses(c)	—	—	1,128	—
Equity method investment income	(529)	—	(2,558)	—

Adjusted EBITDA	$99,571	$136,142	$371,581	$266,581

Adjusted EBITDA margin calculated as follows:
Total Revenue	$320,160	$204,545	$844,324	$819,858
Adjusted EBITDA	99,571	136,142	371,581	266,581
Adjusted EBITDA as a percentage of total revenue	31.1%	66.6%	44.0%	32.5%
_____________________________

(a)     In the first quarter of 2021, the Company incurred expenses totaling $1.4 million ($1.1 million net of tax) related to acquisitions and a divestiture of a subsidiary.
         In the third quarter of 2020, the Company incurred expenses totaling $6.6 million ($5.0 million net of tax) related to an acquisition.

(b) In the third quarter of 2021, the Company recorded a gain of $0.1 million ($0.1 million net of tax) upon the exit of leased office space.

(c)      In the first quarter of 2021, the Company recorded other nonoperating expense of $0.4 million ($0.3 million net of tax) related to the repurchase of securitization notes. In the second quarter of 2021, the Company recorded other nonoperating expense of $0.8 million ($0.6 million net of tax) related to an incomplete transaction.

CONTACT: Public Relations Contact: Kaitlin Lowey, Email: media@enova.com or Investor Relations Contact: Lindsay Savarese, Office: (212) 331-8417, Email: IR@enova.com or Monica Gould, Office: (212) 871-3927, Email: IR@enova.com